UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 23, 2004

________________________

UnitedGlobalCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-496-58 (Commission File Number)	84-1602895 (I.R.S. Employer Identification No.)

4643 South Ulster Street, Suite 1300, Denver, CO (Address of principal executive offices)	80237 (Zip Code)

(303) 770-4001

Registrant's telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

As previously announced, on November 24, 2003, UnitedGlobalCom, Inc.'s (the "Company") wholly owned subsidiary, Old UGC, Inc. ("Old UGC"), which principally owns the Company's interests in Latin America and Australia, reached an agreement (the "Restructuring Agreement") with the Company, IDT United, Inc. ("IDT United") (in which the Company has a 94% fully diluted interest and a 33% common equity interest) and the unaffiliated stockholders of IDT United on terms for the restructuring of Old UGC's outstanding 10.75% Senior Discount Notes (the "Old UGC Notes"). The outstanding principal balance of the Old UGC Notes is $1.262 billion. Of this amount, the Company holds approximately $638 million directly, IDT United holds approximately $599 million, and third parties hold approximately $25 million.

As also previously announced, consistent with the Restructuring Agreement, on January 12, 2004, Old UGC filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York.

On April 23, 2004, Old UGC distributed a Notice of Supplemental Last Date to File Proofs of Claim by Non-Governmental Entities On or Before June 1, 2004 at 5:00 p.m. (Eastern Daylight Time) (the "Supplemental Bar Date Notice") to persons and entities with claims against Old UGC and other parties in interest to its Chapter 11 bankruptcy proceedings. Old UGC's Supplemental Bar Date Notice supplies information about, among other things, names formerly used by Old UGC, including Old UGC's use of the name "UnitedGlobalCom, Inc." from July 23, 1999 to January 30, 2002. A copy of Old UGC's Supplemental Bar Date Notice is attached as exhibit 99.1 hereto and is incorporated herein in its entirety by reference.

Item 7. Financial Statements and Exhibits
(c) EXHIBITS 99.1	Notice of Supplemental Last Date to File Proofs of Claim by Non-Governmental Entities On or Before June 1, 2004 at 5:00 p.m. (Eastern Daylight Time)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2004	UNITEDGLOBALCOM, INC. By:/s/ Ellen P. Spangler Name: Ellen P. Spangler Title: Senior Vice President

EXHIBIT INDEX

Exhibit No. 99.1	Description Notice of Supplemental Last Date to File Proofs of Claim by Non-Governmental Entities On or Before June 1, 2004 at 5:00 p.m. (Eastern Daylight Time)

EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
In re: OLD UGC, INC., Debtor.	Chapter 11 Case No. 04-10156 (BRL)

NOTICE OF SUPPLEMENTAL LAST DATE TO FILE PROOFS OF CLAIM BY NON-GOVERNMENTAL ENTITIES ON
OR BEFORE June 1, 2004 AT 5:00 P.M. (EASTERN DAYLIGHT TIME)

TO ALL PERSONS AND ENTITIES WITH CLAIMS AGAINST OLD UGC, INC. f/k/a UGC HOLDINGS, INC.:

PLEASE TAKE NOTICE THAT on April 21, 2004, the United States Bankruptcy Court for the Southern District of New York (the "Court") entered an order (the "Supplemental General Bar Date Order") establishing the last date and time for each person or entity (including, without limitation, each individual, partnership, joint venture, corporation, estate, and trust) to file a proof of claim against Old UGC, Inc. (the "Debtor") as June 1, 2004, at 5:00 p.m. (Eastern Daylight Time) (the "Supplemental General Bar Date").

PLEASE TAKE FURTHER NOTICE THAT the Court's previously established last date and time for each governmental unit to file a proof of claim against the Debtor of July 12, 2004, at 5:00 p.m. (Eastern Daylight Time) (the "Government Bar Date") remains unchanged.

The Supplemental General Bar Date Order, the Supplemental General Bar Date, the Government Bar Date and the procedures set forth below for the filing of proofs of claim apply to all claims against the Debtor (other than those set forth in Section 4 below, which are specifically excluded) that arose on or before January 12, 2004 (the "Commencement Date"), the date on which the Debtor commenced a case under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

  ADDITIONAL INFORMATION ABOUT THE DEBTOR

A. Reason for the Supplemental General Bar Date

The Debtor previously mailed you a notice that the Court had established February 26, 2004 (the "Original General Bar Date") as the last date and time by which proofs of claim based on prepetition debts or liabilities against the Debtor by non-governmental entities were required to be filed. At the request of the Official Committee of Unsecured Creditors, the Debtor requested, and the Court approved, the Supplemental General Bar Date of June 1, 2004 at 5:00 p.m. (Eastern Daylight Time) to allow the Debtor to provide additional information to creditors about other names it used before its bankruptcy filing.

B. Other Names Previously Used by the Debtor Before Bankruptcy

From 1989 until July 23, 1999, the Debtor was known as "United International Holdings, Inc." Since then, the Debtor has changed its name on three occasions. From July 23, 1999 to January 30, 2002, the Debtor was known as "UnitedGlobalCom, Inc." (not to be confused with the Debtor's publicly-traded corporate parent, which has been known as UnitedGlobalCom, Inc. since January 30, 2002 and which has not filed for bankruptcy). From January 30, 2002 to October 14, 2003, the Debtor was known as "UGC Holdings, Inc." The final name change occurred on October 14, 2003, when the Debtor became "Old UGC, Inc."

2. WHO MUST FILE A PROOF OF CLAIM

You MUST file a proof of claim to vote on a chapter 11 plan filed by the Debtor or to share in distributions from the Debtor's bankruptcy estate if you have a claim that (i) arose on or before the Commencement Date, and (ii) is not one of the types of claims described in Section 5 below. Claims based on acts or omissions of the Debtor that occurred on or before the Commencement Date must be filed on or before the Supplemental General Bar Date, or the Governmental Bar Date, as applicable, even if such claims are not now fixed, liquidated or certain or did not mature or become fixed, liquidated or certain before the Commencement Date.

Under section 101(5) of the Bankruptcy Code and as used in this Notice, the word "claim" means: (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed contingent, matured, unmatured, disputed, undisputed, legal equitable, secured, or unsecured; or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

3. WHAT TO FILE

On or about January 16, 2004, the Debtor's claims and noticing agent, Poorman-Douglas Corporation ("Poorman Douglas") mailed notice of the Original General Bar Date to you. Enclosed with that notice was a proof of claim form for use in this case. If your claim was scheduled by the Debtor, the form also set forth the amount of your claim as scheduled by the Debtor and whether the claim was scheduled as disputed, contingent or unliquidated. You received a different proof of claim form for each claim scheduled in your name by the Debtor.

You may utilize the proof of claim form(s) previously provided by the Debtor to file your own claim. To obtain additional copies of the form that was mailed to you, please contact the Debtor's claims agent, the Poorman Douglas Corporation, at (503) 350-5904, and they will mail one to you at the Debtor's expense.

All proof of claim forms must be signed by the claimant or, if the claimant is not an individual, by an authorized agent of the claimant. It must be written in English and be denominated in United States currency. You should attach to your completed proof of claim any documents on which the claim is based (if voluminous, attach a summary) or an explanation as to why the documents are not available.

4. WHEN AND WHERE TO FILE

Except as provided for herein, all proofs of claim must be filed so as to be received on or before the Supplemental General Bar Date or the Government Bar Date, as applicable, at the following address:
IF SENT BY MAIL	IF DELIVERED BY HAND OR OVERNIGHT COURIER
United States Bankruptcy Court, SDNY	United States Bankruptcy Court, SDNY
Bowling Green Station	One Bowling Green
P.O. Box 97	Room 534
New York, NY 10274	New York, NY 10004-1408

Proofs of claim will be deemed filed only when received by the Claims Agent on or before the Supplemental General Bar Date or Government Bar Date, as applicable. Proofs of claim may not be delivered by facsimile, telecopy or electronic mail transmission.

5. WHO NEED NOT FILE A PROOF OF CLAIM

You do not need to file a proof of claim on or before the Supplemental General Bar Date or the Government Bar Date, as applicable, if you are:

(a) any person or entity that has already properly filed, with the Clerk of the United States Bankruptcy Court for the Southern District of New York, a Proof of Claim against the Debtor utilizing a claim form substantially similar to the proposed Proof of Claim previously mailed to you by Poorman Douglas, or Official Form No. 10;

(b) any person or entity whose claim is listed on the Schedules and (i) whose claim is not described as "disputed," "contingent," or "unliquidated," and (ii) who does not dispute the amount or nature of the claim for such person or entity as set forth in the Schedules;

(c) any person or entity having a claim under sections 503(b) or 507(a) of the Bankruptcy Code as an administrative expense of the Debtor's chapter 11 case;

(d) any person or entity whose claim has been paid in full by the Debtor;

(e) any person or entity that holds a claim that has been allowed by an order of this Court entered on or before the Bar Date;

(f) any person or entity that holds a claim solely against any of the Debtor's non-debtor affiliates; or

(g) any person or entity whose claim is limited exclusively to the repayment of principal, interest, and/or other applicable fees and charges (a "Debt Claim") on or under any debt security issued by the Debtor pursuant to an indenture (the "Debt Instrument"); provided, however, that any holder of a Debt Claim wishing to assert a claim other than a Debt Claim shall be required to file a Proof of Claim with respect to such claim on or before the Bar Date, unless another exception in this paragraph applies. U.S. Bank, the indenture trustee of the Debtor's Senior Notes ("Indenture Trustee") has already timely filed a proof of claim on behalf of all noteholders with respect to the Senior Notes.

If you are a holder of an equity interest in the Debtor, you need not file a proof of interest with respect to the ownership of such equity interest at this time. However, if you assert a claim against the Debtor, including a claim relating to such equity interest or the purchase or sale of such interest, a proof of such claim must be filed on or before the Supplemental General Bar Date or the Government Bar Date, as applicable, pursuant to procedures set forth in this notice.

This Notice is being sent to many persons and entities that have had some relationship with or have done business with the Debtor but may not have an unpaid claim against the Debtor. The fact that you have received this Notice does not mean that you have a claim or that the Debtor or the Court believe that you have a claim against the Debtor.

6. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

If you have a claim arising out of the rejection of an executory contract or unexpired lease, you must file a proof of claim with respect to such claim by the date fixed by the Court in the applicable order authorizing rejection of such contract or lease.

  CONSEQUENCES OF FAILURE TO FILE A PROOF OF CLAIM BY THE SUPPLEMENTAL GENERAL BAR DATE OR

THE GOVERNMENT BAR DATE, AS APPLICABLE

ANY HOLDER OF A CLAIM THAT IS NOT EXCEPTED FROM THE REQUIREMENTS OF THE SUPPLEMENTAL GENERAL BAR DATE ORDER, AS SET FORTH IN SECTION 5 ABOVE, AND THAT FAILS TO TIMELY FILE A PROOF OF CLAIM IN THE APPROPRIATE FORM WILL BE BARRED FROM (A) ASSERTING SUCH CLAIM AGAINST THE DEBTOR AND ITS CHAPTER 11 ESTATE, (B) VOTING ON ANY PLAN OF REORGANIZATION FILED IN THIS CASE, AND (C) PARTICIPATING IN ANY DISTRIBUTION IN THE DEBTOR'S CASE ON ACCOUNT OF SUCH CLAIM.

8. THE DEBTOR'S SCHEDULES AND ACCESS THERETO

You may be listed as the holder of a claim against the Debtor in the Debtor's Schedules of Assets and Liabilities and/or Schedules of Executory Contracts and Unexpired Leases (collectively, the "Schedules").

To determine if and how you are listed on the Schedules, please refer to the descriptions set forth on the proof of claim form that you previously received regarding the nature, amount and status of your claim(s). If you received postpetition payments from the Debtor (as authorized by the Court) on account of your claim, the proof of claim form should have reflected the net amount of your claims.

If you rely on the Debtor's Schedules, it is your responsibility to determine that the claim is accurately listed in the Schedules; however, you may rely on the proof of claim form previously mailed to you, which listed your claim as scheduled and specified whether the claim was disputed, contingent or unliquidated.

As set forth above, if you agree with the nature, amount and status of your claim as listed in the Debtor's Schedules, and if your claim is not described as "disputed," "contingent," or "unliquidated," you need not file a proof of claim. Otherwise, or if you decide to file a proof of claim, you must do so before the Supplemental General Bar Date or the Government Bar Date as applicable, in accordance with the procedures set forth in this Notice.

Copies of the Debtor's Schedules are available for inspection on the Court's Internet Website @ http://www.nysb.uscourts.gov. A login and password to the Court's Public Access to Electronic Court Records ("PACER") are required to access this information and can be obtained through the PACER Service Center @ http://www.pacer.psc.uscourts.gov. Copies of the Schedules may also be examined between the hours of 9:00 a.m. and 4:30 p.m. (Eastern Time), Monday through Friday at the Office of the Clerk of the Bankruptcy Court, One Bowling Green, Room 511, New York, New York 10004-1408. Copies of the Debtor's Schedules may also be obtained by written request to the Debtor's Claims Agent, Poorman-Douglas Corporation, Bankruptcy Processing Center, P. O. Box 4390, Portland, Oregon 97208-4390, telephone (503) 350-4260, facsimile (503) 350-5230.

A holder of a possible claim against the Debtor should consult an attorney regarding any matters not covered by this notice, such as whether the holder should file a proof of claim.
Dated: April 21, 2004	BY ORDER OF THE COURT
New York, New York
KRONISH LIEB WEINER & HELLMAN LLP
Attorneys for Debtor
and Debtor in Possession
1114 Avenue of the Americas
New York, NY 10036
(212) 479-6000
COOLEY GODWARD LLP
Attorneys for Debtor
and Debtor in Possession
One Maritime Plaza, 20TH Floor
San Francisco, CA 94111
(415) 693-2000